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                                                                    Exhibit 24.1

                           LIMITED POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that I, {Director} , a member of the
                                                -----------
Board of Directors of Unisource Worldwide, Inc., a Delaware corporation (the "Company"), with its executive office in Berwyn, Pennsylvania, do hereby constitute, designate and appoint each of Hugh G. Moulton and Thomas A. Decker, each of whom are executive officers of the Company, as my true and lawful attorneys-in-fact, each with power of substitution, with full power to act without the other and on behalf of and as attorney for me, for the purpose of executing and filing with the Securities and Exchange Commission the foregoing annual report on Form 10-K, and any and all amendments thereto, and to do all such other acts and execute all such other instruments which said attorney may deem necessary of desirablee in connection therewith.

        I have executed this Limited Power of Attorney as of _____________.

                                                        _____________________
                                                        {Director}